Proxy Voting Results

A special meeting of shareholders was held on December 8, 2017. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.

# of Votes	% of Votes

James C. Curvey

Affirmative	3,005,845,657.89	94.803
Withheld	164,788,708.80	5.197
TOTAL	3,170,634,366.69	100.000

Dennis J. Dirks

Affirmative	3,025,050,303.47	95.409
Withheld	145,584,063.22	4.591
TOTAL	3,170,634,366.69	100.000

Donald F. Donahue

Affirmative	3,024,923,660.98	95.405
Withheld	145,710,705.71	4.595
TOTAL	3,170,634,366.69	100.000

Alan J. Lacy

Affirmative	3,024,272,946.71	95.384
Withheld	146,361,419.98	4.616
TOTAL	3,170,634,366.69	100.00

Ned C. Lautenbach

Affirmative	3,011,847,006.14	94.992
Withheld	158,787,360.55	5.008
TOTAL	3,170,634,366.69	100.000

Joseph Mauriello

Affirmative	3,021,074,746.00	95.283
Withheld	149,559,620.69	4.717
TOTAL	3,170,634,366.69	100.000

Charles S. Morrison

Affirmative	3,025,083,795.43	95.410
Withheld	145,550,571.26	4.590
TOTAL	3,170,634,366.69	100.000

Cornelia M. Small

Affirmative	3,016,566,905.34	95.141
Withheld	154,067,461.35	4.859
TOTAL	3,170,634,366.69	100.000

Garnett A. Smith

Affirmative	3,014,927,605.85	95.090
Withheld	155,706,760.84	4.910
TOTAL	3,170,634,366.69	100.000

David M. Thomas

Affirmative	3,025,900,428.75	95.436
Withheld	144,733,937.94	4.564
TOTAL	3,170,634,366.69	100.000

Michael E. Wiley

Affirmative	3,023,436,110.39	95.358
Withheld	147,198,256.30	4.642
TOTAL	3,170,634,366.69	100.000

PROPOSAL 2
To eliminate a fundamental investment policy.

	# of Votes	% of Votes
Affirmative	528,991,647.48	82.654
Against	65,007,609.51	10.158
Abstain	46,009,769.38	7.188
TOTAL	640,009,026.37	100.000

PROPOSAL 3
To modify the fund’s fundamental concentration policy.

	# of Votes	% of Votes
Affirmative	548,213,949.11	85.658
Against	50,318,460.15	7.862
Abstain	41,476,617.11	6.480
TOTAL	640,009,026.37	100.000

Proposal 1 reflects trust wide proposal and voting results.